UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2013

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bermuda Commercial Bank Building

19 Par-La-Ville Road

Hamilton, HM 11, Bermuda

(Address of principal executive office)

(441) 279-6610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On November 4, 2013, four wholly-owned subsidiaries of Tower Group International, Ltd. (the “Company”), including Tower Insurance Company of New York, CastlePoint Insurance Company, CastlePoint National Insurance Company and Hermitage Insurance Company (each a “Borrower”), entered into a waiver letter (the “Waiver Letter”), relating to the Letter of Credit Facility Agreement, dated as of November 11, 2011, as amended on March 12, 2012, July 16, 2012, November 21, 2012, as amended and restated on March 7, 2013, and as subsequently amended on May 2, 2013 and October 22, 2013 among the Borrowers, Barclays Bank PLC (“Barclays”) and Bank of Montreal, London Branch, as issuing banks (the “Issuing Banks”), and Barclays as agent and security agent (as so amended, the “Credit Agreement”).

Pursuant to the Waiver Letter, the Issuing Banks have agreed to waive the Borrowers’ non-compliance with certain covenants contained in the Credit Agreement regarding the Borrowers’ delivery to the Issuing Banks of certain financial statements and related compliance certificates. The foregoing summary of the Waiver Letter is not complete and is qualified in its entirety by the copy of the Waiver Letter filed as an exhibit to this Form 8-K, which exhibit is incorporated by reference to this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Waiver Letter to Letter of Credit Facility Agreement, dated as of November 4, 2013, by and among Tower Insurance Company of New York, CastlePoint Insurance Company, CastlePoint National Insurance Company, Hermitage Insurance Company, Barclays Bank PLC and Bank of Montreal

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant

Date: November 6, 2013	/s/ William E. Hitselberger
WILLIAM E. HITSELBERGER
Executive Vice President and Chief Financial Officer